EXHIBIT 10.2

                                SECOND AMENDMENT

                                     TO THE

                              EMPLOYMENT AGREEMENT

         WHEREAS, LADENBURG THALMANN FINANCIAL SERVICES INC. (f/k/a GBI Capital Management Corp.) (the "Parent"), a Florida corporation, GBI CAPITAL PARTNERS INC. (formerly known as Gaines, Berland Inc.) (the "Company"), a New York corporation and wholly-owned subsidiary of the Parent, and RICHARD J. ROSENSTOCK (the "Executive") have entered into an employment agreement (the "Agreement"), dated August 24, 1999, a first amendment to the Agreement (the "First Amendment"), dated as of February 8, 2001, and a letter amendment (the "Letter Amendment," and together with the Agreement and First Amendment, the "Amended Agreement"), dated as of February 8, 2001;

         WHEREAS, the Company and the Executive desire to amend the Amended Agreement;

         WHEREAS, Section 13 of the Agreement provides that no modification of or addition to the Agreement or waiver or cancellation of any provision therein shall be valid except by a signed writing;

         NOW THEREFORE, in consideration of the promises and mutual representations, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Amended Agreement as follows (capitalized terms used herein and that are defined in the Agreement and/or the First Amendment shall have the same meanings herein as in the Agreement and/or the First Amendment, respectively):

         1. Effective August 1, 2001, the Executive's annual salary, as set forth in Section 1 of the First Amendment, is hereby amended to Three Hundred Forty Thousand Dollars ($340,000).

         2. Effective August 1, 2001, the Executive shall no longer be entitled to the Guaranteed Bonus, as set forth in Section 1 of the First Amendment.

         3. Commencing August 1, 2001, the Executive shall be entitled to receive 0.25% of all retail and institutional brokerage commissions generated from the Company's Covered Offices. As used herein, "Covered Offices" shall mean the Company's offices located in Bethpage, New York and New York, New York (Cortlandt Street). Additionally, if at any time during the term of the Amended Agreement, (i) any individual whose name is set forth on Exhibit A hereto ceases, for any reason, to work at a Covered Office in order to begin working at another affiliate office of the Parent, Ladenburg Thalmann & Co. Inc. or the Company (collectively, the "Affiliate Offices"), the Executive shall continue be entitled to receive 0.25% of all retail and institutional brokerage commissions generated by such individual at such individual's new office, and (ii) any individual, (other than those persons who previously worked at a Covered Office whose names are set forth on Exhibit B) ceases, for any reason, to work at an Affiliate Office in order to begin working at a Covered Office, the Executive shall not be entitled to receive any of the commissions generated by such individual at a Covered Office. All sums required to be paid to the Executive pursuant to this Paragraph 3 shall be paid to Executive on a monthly basis.

         4. From August 1, 2001 through September 30, 2001, the Executive shall receive the percentage set forth on Exhibit C hereto of Total Revenue (as defined below) of the Parent. Commencing on October 1, 2001, the Executive shall be entitled to participate in the Incentive Plan; provided, however, that


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                  the Executive's participation in the Incentive Plan may be limited by the Compensation Committee so that the Executive may not receive in excess of the percentage set forth on Exhibit C hereto of Total Revenue per year under the Incentive Plan. As used herein, "Total Revenue" for any fiscal year means the Parent's total consolidated revenues, as reported in the Parent's audited consolidated financial statements for the year.

                  During the term of the Agreement, Reason shall be deemed to exist under the Agreement if after September 30, 2001, the Incentive Plan is amended in any manner adverse to the Executive (including without limitation any change in the performance criteria or the computation of the Override) or the Compensation Committee fails during any year to award the Executive, upon satisfaction of the performance criteria in the Incentive Plan, the percentage set forth on Exhibit C hereto of Total Revenue; provided, however, that Executive agrees that the Compensation Committee may amend the Incentive Plan in order to change the Incentive Plan's "Year" from a fiscal year ending September 30 to a fiscal year ending December 31 in order to align the Plan's "Year" with that of the Parent's fiscal year end.

         5. Except as otherwise amended as hereinabove provided, the Amended Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties have duly executed this Second Amendment to the Amended Agreement as of August 31, 2001.

LADENBURG THALMANN FINANCIAL SERVICES INC.  GBI CAPITAL PARTNERS INC.


  /s/ Victor M. Rivas                     /s/ Mark Zeitchick
By: _______________________________   By:  _______________________________
     Name:  Victor M. Rivas                Name:    Mark Zeitcheck
     Title: CEO                            Title:   Executive Vice President


/s/ Richard J. Rosenstock
------------------------------
RICHARD J. ROSENSTOCK,
EXECUTIVE